Exhibit 1.01

CONFLICT MINERALS REPORT

OVERVIEW

This report for the reporting period from January 1, 2014 to December 31, 2014 has been prepared by SYNNEX Corporation (the “Company,” “we,” “us” or “our”) pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). As used herein and consistent with the Conflict Minerals Rule, “conflict minerals” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.
We are a business process services company offering a comprehensive range of services to resellers, retailers, original equipment manufacturers, financial and insurance institutions and several other industry verticals worldwide. We operate in two segments: Technology Solutions and Concentrix. Our Technology Solutions segment distributes peripherals, information technology systems (including data center server and storage solutions), system components, software, networking equipment, consumer electronics, and complementary products. Within the Technology Solutions segment, our distribution services are complemented by systems design and integration services. Our Concentrix segment offers a range of global business outsourcing services around process optimization, customer engagement strategy and back office automation to customers in various industry verticals. Our revenues for 2014 largely were from distribution and global business services that were not in-scope for purposes of our compliance with the Conflict Minerals Rule.

REASONABLE COUNTRY OF ORIGIN INQUIRY; DUE DILIGENCE DETERMINATION
A portion of the systems design and integration business within our Technology Solutions segment involved our manufacture, through assembly or integration, of data center servers and storage products. Conflict minerals were necessary to the functionality or production of these manufactured products. Accordingly, these products were in-scope for purposes of our compliance with the Conflict Minerals Rule.

We purchase only finished components and do not purchase conflict minerals directly from any smelter, refiner or mine. We have relationships with an extensive network of suppliers throughout the world, and we believe that there are generally multiple tiers between the mines, smelters, refiners and our direct suppliers. Therefore, we have requested our direct suppliers to work with their upstream suppliers so that they may provide us with information about the origin of conflict minerals in the components we purchase for inclusion in the products that we manufacture.
To determine whether any of the conflict minerals in the components contained in our data center servers and storage products originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or were from recycled or scrap sources, we conducted a reasonable country of origin inquiry within the meaning of the Conflict Minerals Rule, requesting 2014 suppliers of the components we included in our manufactured products to complete the Conflict-Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (“CMRT”), which includes questions regarding identified smelters and refiners in the supplier’s supply chain and the supplier’s compliance procedures. We determined that requesting our suppliers to complete the CMRT represented our reasonable best efforts to determine the mines or locations of origin of conflict minerals in our supply chain. We used a third party consultant to assist in our supplier outreach and follow-up.
All of the suppliers that completed CMRTs provided data at the company level, rather than at a level specific to the components that we purchased from them. Some suppliers indicated that conflict minerals contained in their components were not sourced from the Covered Countries, and some suppliers indicated that their products contain minerals sourced from the Covered Countries but from smelters which were certified as compliant by an independent third party. There were also suppliers that indicated they used some recycled or scrap conflict minerals content in the types of components they sell. Because all of the smelter and refiner information provided was at a company level, we were unable to determine which, if any, of the identified smelters and refiners were part of our supply chain.
After conducting a reasonable country of origin inquiry and exercising the due diligence described in this report, as applicable, and in light of the limited information specific to our products provided to us by our suppliers, we concluded for 2014 that each of our data center servers and storage products contained conflict minerals of undetermined origin. Based on the information provided by the suppliers that completed CMRTs, we believe that the facilities that may have been used to process necessary conflict minerals contained in our in-scope products include the smelters and refiners listed in the Annex at the end of this Conflict Minerals Report and we believe that the countries of origin of the conflict minerals contained in such products may include the countries listed in the Annex. We endeavored to determine the mine or location of origin of the necessary conflict minerals contained in our in-scope products by requesting that the suppliers provide us with a completed CMRT and through the other procedures followed by us and the third party consultant that are described in this Conflict Minerals Report.

DUE DILIGENCE

Our due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing, including the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our implementation of the OECD Guidance in respect of 2014 is discussed below. These were not all of the discrete measures that we took in furtherance of our conflict minerals policy (which is discussed below) or pursuant to the Conflict Minerals Rule and the OECD Guidance.

1.	Establish Strong Company Management Systems

We have a management system to support supply chain due diligence related to conflict minerals. Our management system included a team of subject matter experts from legal, finance, product management, and sales. The team of subject matter experts was responsible for managing our conflict minerals compliance strategy and was led by our Senior Vice President, General Counsel and Corporate Secretary and our President, Hyve Solutions Corporation. We also retained specialist outside counsel and a conflict minerals consultant to assist us with our compliance efforts.

We used the CMRT to identify smelters and refiners in our supply chain. We maintain business records relating to conflict minerals due diligence in respect of 2014, including records of due diligence processes, findings and resulting decisions, on a computerized database, and relevant materials are preserved for appropriate periods consistent with the OECD Guidance.

We have a conflict minerals policy, which is available on our website at http://ir.synnex.com/corporate-governance-document.cfm?documentid=14085. The conflict minerals policy sets forth our expectation that our supply chain procure conflict minerals responsibly and avoid sourcing that funds armed conflict contributing to the crisis in the Covered Countries. Our conflict minerals policy also sets forth our expectation that our suppliers facilitate our efforts at supply chain transparency by providing us with appropriate information when we request and conducting necessary due diligence to identify smelters, refiners, and/or mines from which the conflict minerals in their respective supply chains originate. We have a public email address (conflictmineralsinquiries@synnex.com) available on our website for general inquiries and grievances regarding our conflict minerals program and sources of conflict minerals.

To further our efforts in identifying and assessing conflict minerals sourcing risks in our supply chain, we have included a conflict minerals flow-down clause in new supplier contracts that requires suppliers to provide us with information about the source of conflict minerals.

2.	Identify and Assess Risks in the Supply Chain
To determine whether any of the necessary conflict minerals contained in our data center servers and storage products originated in the Covered Countries, we requested direct suppliers of the components we used in the assembly or integration of the data center servers and storage products to complete the CMRT. We requested our suppliers’ cooperation to gather information from their respective suppliers and ultimately from smelters and refiners in the supply chain. Our consultant assisted us in our supplier outreach, in tracking supplier communications, educating suppliers regarding the CMRT and conflict minerals generally, and assessing risk in and quality of supplier responses. Our consultant followed up with nonresponsive suppliers through its software tool and by direct telephone or e-mail communications by its personnel.
We reviewed the completed responses received from our suppliers. Our consultant followed up with suppliers that submitted a response that contained errors or inaccuracies pertinent to our assessment or that otherwise provided a written response determined to not be suitable to us. To the extent that a completed response identified a smelter or refiner, our consultant reviewed that information against the Standard Smelter Names tab of the CMRT and the list of compliant smelters and refiners published by the CFSI. We also consulted other publicly available information to determine if the listed entity is a smelter or refiner. We obtained countries of origin (when available) by relying on information provided by our direct suppliers. We also used the CMRT responses to review our direct suppliers’ due diligence activities, such as whether they had a conflict minerals policy and required their own suppliers to source from processing facilities validated by an independent audit.

3.	Design and Implement a Strategy to Respond to Identified Risks

Senior management was briefed about our due diligence efforts.
We address identified risks on a case-by-case basis. This flexible approach enables us to tailor the response to the risks identified.
We intend to take the additional steps discussed under “Additional Risk Mitigation Efforts” to mitigate the risk that the necessary conflict minerals in our in-scope products benefit armed groups.

4.	Carry Out Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

In connection with our due diligence, we utilized information made available by the CFSI concerning independent third-party audits of smelters and refiners.

5.	Report on Supply Chain Due Diligence

This Conflict Minerals Report and our Form SD, which constitute our annual report on our conflict minerals due diligence, are available on our website and are filed with the Securities and Exchange Commission.

ADDITIONAL RISK MITIGATION EFFORTS

We intend to take the following additional steps to improve the due diligence conducted to further mitigate the risk that the necessary conflict minerals in our in-scope products benefit armed groups in the DRC and adjoining countries:

•	Continue to develop a risk management plan that outlines our responses to identified risks.

•	Use Revision 4.0 of the CMRT for our 2015 supplier outreach.

•	Request that suppliers send us for the applicable calendar year or shorter period CMRTs that are completed at the product level.

•	Engage with suppliers and direct them to information and training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Engage in regular ongoing risk assessment through our suppliers’ submissions of conflict minerals data.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, such as our plans to improve the due diligence conducted to further mitigate the risk that the conflict minerals in our products benefit armed groups in the Covered Countries, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. These risks, uncertainties and changes include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source conflict minerals, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX

*The following list may not include all of the smelters and refiners that processed conflict minerals in the products that we manufactured for 2014, as the list contains only smelters and refiners confirmed as smelters and refiners by the CFSI, not all of our suppliers completed CMRTs, and many of the suppliers only identified a portion of the smelters and refiners in their supply chain. Also, the list below may contain smelters and refiners that are not in our supply chain, as our suppliers that did submit CMRTs did so at a “company” level. See “Reasonable Country of Origin Inquiry; Due Diligence Determination” in the Conflict Minerals Report to which this Annex is a part for additional information concerning the information included in the table below.

Mineral	Standard Smelter Name	CFSI Compliance Status
Gold	Advanced Chemical Company	Known
Gold	Aida Chemical Industries Co. Ltd.	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Known
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Compliant
Gold	Argor-Heraeus SA	Compliant
Gold	Asahi Pretec Corporation	Compliant
Gold	Asaka Riken Co Ltd	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Compliant
Gold	Aurubis AG	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Known
Gold	Bauer Walser AG	Known
Gold	Boliden AB	Compliant
Gold	C. Hafner GmbH + Co. KG	Compliant
Gold	Caridad	Known
Gold	CCR Refinery – Glencore Canada Corporation	Compliant
Gold	Cendres + Métaux SA	Active
Gold	Chimet S.p.A.	Compliant
Gold	China National Gold Group Corporation	Known
Gold	Chugai Mining	Known
Gold	Colt Refining	Known
Gold	Daejin Indus Co. Ltd	Known
Gold	Daye Non-Ferrous Metals Mining Ltd.	Known
Gold	Do Sung Corporation	Known
Gold	Doduco	Known
Gold	Dowa	Compliant
Gold	Eco-System Recycling Co., Ltd.	Compliant
Gold	FSE Novosibirsk Refinery	Known
Gold	Gansu Seemine Material Hi-Tech Co Ltd	Known
Gold	Guangdong Jinding Gold Limited	Known
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Known
Gold	Heimerle + Meule GmbH	Compliant

Mineral	Standard Smelter Name	CFSI Compliance Status
Gold	Heraeus Ltd. Hong Kong	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant
Gold	Hunan Chenzhou Mining Group Co., Ltd.	Known
Gold	Hwasung CJ Co. Ltd	Known
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Known
Gold	Ishifuku Metal Industry Co., Ltd.	Compliant
Gold	Istanbul Gold Refinery	Compliant
Gold	Japan Mint	Compliant
Gold	Jiangxi Copper Company Limited	Known
Gold	Johnson Matthey Inc	Compliant
Gold	Johnson Matthey Ltd	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant
Gold	JSC Uralelectromed	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant
Gold	Kazzinc Ltd	Compliant
Gold	Kennecott Utah Copper LLC	Compliant
Gold	Kojima Chemicals Co., Ltd	Compliant
Gold	Korea Metal Co. Ltd	Known
Gold	Kyrgyzaltyn JSC	Known
Gold	L' azurde Company For Jewelry	Compliant
Gold	Lingbao Gold Company Limited	Known
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Known
Gold	LS-NIKKO Copper Inc.	Compliant
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Known
Gold	Materion	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd	Compliant
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Compliant
Gold	Metalor Technologies SA	Compliant
Gold	Metalor USA Refining Corporation	Compliant
Gold	Met-Mex Peñoles, S.A.	Compliant
Gold	Mitsubishi Materials Corporation	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant
Gold	Moscow Special Alloys Processing Plant	Known
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Known
Gold	Nihon Material Co. LTD	Compliant
Gold	Ohio Precious Metals, LLC	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Compliant

Mineral	Standard Smelter Name	CFSI Compliance Status
Gold	OJSC Kolyma Refinery	Known
Gold	PAMP SA	Compliant
Gold	Penglai Penggang Gold Industry Co Ltd	Known
Gold	Prioksky Plant of Non-Ferrous Metals	Known
Gold	PT Aneka Tambang (Persero) Tbk	Compliant
Gold	PX Précinox SA	Compliant
Gold	Rand Refinery (Pty) Ltd	Compliant
Gold	Republic Metals Corporation	Compliant
Gold	Royal Canadian Mint	Compliant
Gold	Sabin Metal Corp.	Active
Gold	Samduck Precious Metals	Known
Gold	Samwon Metals Corp.	Known
Gold	Schone Edelmetaal	Compliant
Gold	SEMPSA Joyería Platería SA	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Compliant
Gold	So Accurate Group, Inc.	Known
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Active
Gold	Solar Applied Materials Technology Corp.	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant
Gold	The Great Wall Gold and Silver Refinery of China	Known
Gold	The Refinery of Shandong Gold Mining Co. Ltd	Compliant
Gold	Tokuriki Honten Co., Ltd	Compliant
Gold	Tongling nonferrous Metals Group Co.,Ltd	Known
Gold	Torecom	Active
Gold	Umicore Brasil Ltda	Compliant
Gold	Umicore Precious Metals Thailand	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	Compliant
Gold	United Precious Metal Refining, Inc.	Compliant
Gold	Valcambi SA	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	Compliant
Gold	Yokohama Metal Co Ltd	Active
Gold	Yunnan Copper Industry Co Ltd	Known
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant
Gold	Zijin Mining Group Co. Ltd	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	Compliant
Tantalum	Duoluoshan	Compliant
Tantalum	Exotech Inc.	Compliant
Tantalum	F&X Electro-Materials Ltd.	Compliant
Tantalum	Global Advanced Metals Aizu	Compliant

Mineral	Standard Smelter Name	CFSI Compliance Status
Tantalum	Global Advanced Metals Boyertown	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Compliant
Tantalum	H.C. Starck Co., Ltd.	Compliant
Tantalum	H.C. Starck GmbH Goslar	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Compliant
Tantalum	H.C. Starck Inc.	Compliant
Tantalum	H.C. Starck Ltd.	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant
Tantalum	Hi-Temp	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	Compliant
Tantalum	KEMET Blue Metals	Compliant
Tantalum	KEMET Blue Powder	Compliant
Tantalum	King-Tan Tantalum Industry Ltd	Compliant
Tantalum	LSM Brasil S.A.	Compliant
Tantalum	Metallurgical Products India (Pvt.) Ltd.	Compliant
Tantalum	Mineração Taboca S.A.	Compliant
Tantalum	Mitsui Mining & Smelting	Compliant
Tantalum	Molycorp Silmet A.S.	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant
Tantalum	Plansee SE Liezen	Compliant
Tantalum	Plansee SE Reutte	Compliant
Tantalum	QuantumClean	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd	Compliant
Tantalum	Shanghai Jiangxi Metals Co. Ltd	Known
Tantalum	Solikamsk Magnesium Works OAO	Compliant
Tantalum	Taki Chemicals	Compliant
Tantalum	Telex	Compliant
Tantalum	Ulba	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	Compliant
Tantalum	Zhuzhou Cement Carbide	Compliant
Tin	Alpha	Compliant
Tin	China Rare Metal Materials Company	Compliant
Tin	China Tin Group Co., Ltd.	Active
Tin	CNMC (Guangxi) PGMA Co. Ltd.	Known
Tin	Cooper Santa	Active
Tin	CV Gita Pesona	Active
Tin	CV JusTindo	Active

Mineral	Standard Smelter Name	CFSI Compliance Status
Tin	CV Makmur Jaya	Known
Tin	CV Nurjanah	Active
Tin	CV Serumpun Sebalai	Known
Tin	CV United Smelting	Compliant
Tin	Dowa	Compliant
Tin	EM Vinto	Compliant
Tin	Estanho de Rondônia S.A.	Known
Tin	Fenix Metals	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	Known
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Compliant
Tin	Gejiu Zi-Li	Known
Tin	Huichang Jinshunda Tin Co. Ltd	Known
Tin	Jiangxi Nanshan	Known
Tin	Linwu Xianggui Smelter Co	Known
Tin	Magnu's Minerais Metais e Ligas LTDA	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Compliant
Tin	Melt Metais e Ligas S/A	Compliant
Tin	Metallo Chimique	Compliant
Tin	Mineração Taboca S.A.	Compliant
Tin	Minsur	Compliant
Tin	Mitsubishi Materials Corporation	Compliant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Active
Tin	Novosibirsk Integrated Tin Works	Known
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Active
Tin	O.M. Manufacturing Philippines, Inc.	Active
Tin	OMSA	Compliant
Tin	PT Alam Lestari Kencana	Known
Tin	PT Artha Cipta Langgeng	Active
Tin	PT ATD Makmur Mandiri Jaya	Compliant
Tin	PT Babel Inti Perkasa	Compliant
Tin	PT Babel Surya Alam Lestari	Known
Tin	PT Bangka Kudai Tin	Known
Tin	PT Bangka Putra Karya	Compliant
Tin	PT Bangka Timah Utama Sejahtera	Known
Tin	PT Bangka Tin Industry	Compliant
Tin	PT Belitung Industri Sejahtera	Compliant
Tin	PT BilliTin Makmur Lestari	Active
Tin	PT Bukit Timah	Compliant
Tin	PT DS Jaya Abadi	Compliant
Tin	PT Eunindo Usaha Mandiri	Compliant
Tin	PT Fang Di MulTindo	Known
Tin	PT Hanjaya Perkasa Metals	Known

Mineral	Standard Smelter Name	CFSI Compliance Status
Tin	PT HP Metals Indonesia	Known
Tin	PT Inti Stania Prima	Active
Tin	PT Karimun Mining	Active
Tin	PT Koba Tin	Known
Tin	PT Mitra Stania Prima	Compliant
Tin	PT Panca Mega Persada	Compliant
Tin	PT Pelat Timah Nusantara Tbk	Known
Tin	PT Prima Timah Utama	Compliant
Tin	PT Refined Bangka Tin	Compliant
Tin	PT Sariwiguna Binasentosa	Compliant
Tin	PT Seirama Tin investment	Known
Tin	PT Singkep Times Utama	Known
Tin	PT Stanindo Inti Perkasa	Compliant
Tin	PT Sumber Jaya Indah	Active
Tin	PT Supra Sukses Trinusa	Known
Tin	PT Tambang Timah	Compliant
Tin	PT Timah (Persero), Tbk	Compliant
Tin	PT Tinindo Inter Nusa	Compliant
Tin	PT Tommy Utama	Known
Tin	PT Wahana Perkit Jaya	Compliant
Tin	PT Yinchendo Mining Industry	Known
Tin	Rui Da Hung	Active
Tin	Soft Metais, Ltda.	Active
Tin	Thaisarco	Compliant
Tin	VQB Mineral and Trading Group JSC	Active
Tin	White Solder Metalurgia e Mineração Ltda.	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Active
Tin	Yunnan Tin Company, Ltd.	Compliant
Tungsten	A.L.M.T. Corp.	Active
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Active
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Active
Tungsten	Ganxian Shirui New Material Co., Ltd.	Known
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant
Tungsten	Global Tungsten & Powders Corp.	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Active
Tungsten	H.C. Starck GmbH	Active
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Active

Mineral	Standard Smelter Name	CFSI Compliance Status
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Active
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant
Tungsten	Japan New Metals Co., Ltd.	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Known
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	Known
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Active
Tungsten	Kennametal Fallon	Active
Tungsten	Kennametal Huntsville	Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Active
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Active
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Compliant
Tungsten	Wolfram Company CJSC	Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Active

The suppliers disclosed the following countries of origin of the conflict minerals processed by these facilities:

Argentina, Australia, Austria, Bolivia, Botswana, Brazil, Bulgaria, Burkina Faso, Canada, Central African Republic, Chile, China, Cote d’Ivoire, Democratic Republic of the Congo, Egypt, Ethiopia, Finland, Ghana, Guinea, Indonesia, Kazakhstan, Kenya, Malaysia, Mali, Mexico, Mozambique, Namibia, Peru, Russia, Rwanda, South Africa, Thailand, Taiwan, Tanzania, Turkey, United Arab Emirates, United States, Vietnam, Zambia, Zimbabwe

The foregoing list of countries is not exhaustive and contains only the information provided by the suppliers. Countries of origin were not indicated by the suppliers for all of the disclosed smelters and refiners.